Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
Eva Stroynowski +1 781 609 6823
For Media:	Jennifer Snyder +1 781 609 6166

ALKERMES PLC REPORTS FINANCIAL RESULTS FOR THE YEAR ENDED

DEC. 31, 2017 AND PROVIDES FINANCIAL EXPECTATIONS FOR 2018

— Record Revenues of $903.4 Million, GAAP Loss Per Share of $1.03 and Non-GAAP Diluted Earnings Per Share of $0.17 Reported for 2017 —

—  2017 Net Sales of Proprietary Products Grew by 42% Year-Over-Year —

— 2018 Net Sales of Proprietary Products Expected to Grow by Approximately 28%, Reflecting Continuing Growth of VIVITROL® and ARISTADA®—

— New Drug Application Recently Submitted to FDA for ALKS 5461 for Adjunctive Treatment of Major Depressive Disorder  —

DUBLIN, Ireland, Feb. 14, 2018 — Alkermes plc  (Nasdaq: ALKS) today reported financial results for the twelve months ended Dec. 31, 2017 and provided financial expectations for 2018.

Quarter Ended Dec. 31, 2017 Financial Highlights

•Total revenues for the quarter were $275.4 million. This compared to $213.5 million for the same period in the prior year, representing an increase of 29%.

•Net loss according to generally accepted accounting principles in the U.S. (GAAP) was $9.8 million, or a basic and diluted GAAP loss per share of $0.06. This compared to GAAP net loss of $21.1 million, or a basic and diluted GAAP loss per share of $0.14 for the same period in the prior year.

•Non-GAAP net income was $50.3 million, or a non-GAAP basic earnings per share of $0.33 and non-GAAP diluted earnings per share of $0.31, for the quarter. This compared to non-GAAP net income of $23.3 million, or a non-GAAP basic and diluted earnings per share of $0.15, for the same period in the prior year.

Quarter Ended Dec. 31, 2017 Financial Results

Revenues

•Net sales of VIVITROL® were $75.6 million, compared to $62.1 million for the same period in the prior year, representing an increase of 22%.

•Net sales of ARISTADA® were $28.3 million, compared to $17.3 million for the same period in the prior year, representing an increase of 64%.

•Manufacturing and royalty revenues from RISPERDAL CONSTA®, INVEGA SUSTENNA®/XEPLION® and INVEGA TRINZA®/TREVICTA® were $78.2 million, compared to $74.0 million for the same period in the prior year.

•Manufacturing and royalty revenues from AMPYRA®/FAMPYRA®1 were $38.1 million, compared to $32.3 million for the same period in the prior year.

•Revenues from the collaboration with Biogen for BIIB098 (formerly ALKS 8700) included $28.0 million of license revenue and $2.3 million of R&D reimbursement.

Costs and Expenses

•Operating expenses were $269.5 million, compared to $237.1 million for the same period in the prior year.

•Income tax provision of $20.6 million included a $21.5 million tax charge related to the reduction in the value of our deferred tax assets due to the enactment of the Tax Cuts and Jobs Act of 2017. This compared to an income tax benefit of $3.2 million for the same period in the prior year.

Calendar Year 2017 Financial Highlights

•Total revenues increased 21% to $903.4 million in 2017, which included VIVITROL net sales of $269.3 million and ARISTADA net sales of $93.5 million. This compared to total revenues of $745.7 million for 2016, which included VIVITROL net sales of $209.0 million and ARISTADA net sales of $47.2 million. Please see the tables at the end of this press release for a detailed breakdown of the revenues from our key commercial products.

•GAAP net loss was $157.9 million, or a basic and diluted GAAP loss per share of $1.03, for 2017. This compared to a GAAP net loss of $208.4 million, or a basic and diluted GAAP loss per share of $1.38, for 2016.

•Non-GAAP net income was $27.8 million, or a non-GAAP basic earnings per share of $0.18 and non-GAAP diluted earnings per share of $0.17, for 2017. This compared to non-GAAP net loss of $10.3 million, or a non-GAAP basic and diluted loss per share of $0.07, for 2016.

•At Dec. 31, 2017, Alkermes recorded cash, cash equivalents and total investments of $590.7 million, compared to $619.2 million at Dec. 31, 2016. At Dec. 31, 2017, the company’s total debt outstanding was $281.4 million, compared to $283.7 million at Dec. 31, 2016.

“Our financial results in 2017 were driven by the strong year-over-year growth of our proprietary products, VIVITROL and ARISTADA, our base royalty and manufacturing business and our strategic alliance with Biogen for BIIB098. We exited the year well positioned to execute on our key strategic initiatives in 2018,” commented James Frates, Chief Financial Officer of Alkermes. “Looking ahead, 2018 will be a transformative year for Alkermes. Our financial expectations for 2018 reflect important investments that will drive future value as we advance our late-stage pipeline and prepare for the anticipated launch of ALKS 5461, with the planned expansion of our commercial organization midyear. We also expect solid growth for VIVITROL and ARISTADA, and remain committed to driving awareness and advancing the treatment paradigm for these important medicines.”

Recent Events:

•ALKS 5461: In January 2018, Alkermes submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for ALKS 5461 for the adjunctive treatment of major depressive disorder (MDD). ALKS 5461 was granted Fast Track status by the FDA in October 2013 for the adjunctive treatment of MDD in patients with an inadequate response to standard antidepressant therapies.

•BIIB098: Biogen and Alkermes announced a license and collaboration agreement for the development and commercialization of BIIB098 for the treatment of relapsing forms of Multiple Sclerosis (MS). Under the terms of the agreement, Alkermes granted Biogen an exclusive, worldwide license to develop and commercialize BIIB098 and Biogen will pay Alkermes a mid-teens royalty on worldwide net sales of BIIB098. Biogen is responsible for all development and commercialization expenses, effective Jan. 1, 2018. Alkermes may also receive milestone payments for BIIB098 with a maximum aggregate value of $200 million upon certain clinical and regulatory achievements.

•ARISTADA: A NDA was filed with the FDA for Aripiprazole Lauroxil NanoCrystal® Dispersion (ALNCD), a novel, investigational product designed for initiation onto ARISTADA. A target action date of June 30, 2018 was assigned to the ALNCD NDA under the Prescription Drug User Fee Act (PDUFA).

•VIVITROL: Results from the National Institute on Drug Abuse (NIDA)-funded X:BOT study, comparing extended-release naltrexone (VIVITROL) and buprenorphine-naloxone, were published in The Lancet. Data from the study demonstrated that, once treatment was initiated, both medications were equally safe and effective in preventing relapse to opioid dependence.

•ALKS 4230: Preclinical data on ALKS 4230 was presented at the Society of Immunotherapy of Cancer (SITC) Annual Meeting. The data showed that treatment with ALKS 4230 significantly delayed tumor growth and led to accumulation of tumor-killing T cells in the tumor microenvironment in individualized and humanized melanoma xenograft models of tumor immunology.

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“We are making significant progress in advancing our pipeline of late-stage CNS development candidates, highlighted by the recent submission of the ALKS 5461 NDA, the recently announced license and collaboration agreement with Biogen to develop and commercialize BIIB098, and as we near completion of enrollment in the six-month pivotal weight study for ALKS 3831,” said Richard Pops, Chief Executive Officer of Alkermes. “Alkermes has worked for many years toward this moment. With a diversified CNS business and significant news flow expected across our pipeline of development candidates in 2018, we are focused on executing on our business strategy to bring these important potential new medicines to patients and creating value for our shareholders.”

2018 Expected Milestones

The following outlines the company’s expected milestones for 2018. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•VIVITROL

oPublication and presentation of detoxification protocols for induction onto VIVITROL from recent clinical trials (H1)

•ARISTADA

oALNCD for initiation onto ARISTADA PDUFA target action date (June 30, 2018)

•ALKS 5461

oAssignment of PDUFA target action date, following NDA acceptance (Q2)

oPotential Advisory Committee meeting and FDA action (H2)

•ALKS 3831

oENLIGHTEN-2 six-month weight study enrollment completion (Q1)

oPhase 1 human metabolic study data presentation (H1)

oENLIGHTEN-2 topline results (Fall)

•BIIB098 (formerly ALKS 8700)

oPotential receipt of $50 million payment following initial data from EVOLVE-MS-2 gastrointestinal head-to-head study (mid-2018)

oPlanned NDA submission for treatment of MS (H2)

•ALKS 4230

oDose escalation data and dose expansion initiation (H2)

oPlanned submission of Investigational New Drug (IND) application for subcutaneous dosing phase 1 study (H2)

Financial Expectations for 2018

The following outlines the company’s financial expectations for 2018, which include investments in commercial infrastructure in preparation for the expected launch of ALKS 5461 and in the company’s pipeline of late-stage development candidates. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•Revenues: The company expects total revenues to range from $975 million to $1.025 billion, driven by continuing growth of VIVITROL and ARISTADA. Included in this total revenue expectation, Alkermes expects VIVITROL net sales to range from $300 million to $330 million, and ARISTADA net sales to range from $140 million to $160 million.

•Cost of Goods Manufactured and Sold: The company expects cost of goods manufactured and sold to range from $180 million to $190 million.

•Research and Development (R&D) Expenses: The company expects R&D expenses to range from $415 million to $445 million.

•Selling, General and Administrative (SG&A) Expenses: The company expects SG&A expenses to range from $555 million to $585 million. This increase reflects important planned investment in the

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expansion of our commercial organization in preparation for the anticipated launch of ALKS 5461.

•Amortization of Intangible Assets: The company expects amortization of intangibles to be approximately $65 million.

•Net Interest Expense: The company expects net interest expense to be approximately $10 million.

•Income Tax Expense: The company expects income tax expense of up to $10 million.

•GAAP Net Loss: The company expects GAAP net loss to range from $250 million to $280 million, or a basic and diluted loss per share of $1.61 to $1.81, based on a weighted average basic and diluted share count of approximately 155 million shares outstanding.

•Non-GAAP Net Loss: The company expects non-GAAP net loss to range from $5 million to $35 million, or a non-GAAP basic and diluted loss per share of $0.03 to $0.23, based on a weighted average basic and diluted share count of approximately 155 million shares outstanding.

•Capital Expenditures: The company expects capital expenditures to range from $80 million to $90 million.

Conference Call

Alkermes will host a conference call at 8:30 a.m. ET (1:30 p.m. GMT) on Wednesday, Feb. 14, 2018, to discuss these financial results and provide an update on the company. The conference call may be accessed by visiting Alkermes’ website or by dialing +1 888 424 8151 for U.S. callers and +1 847 585 4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 11:00 a.m. ET (4:00 p.m. GMT) on Wednesday, Feb. 14, 2018, through 5:00 p.m. ET (10:00 p.m. GMT) on Wednesday, Feb. 21, 2018, and may be accessed by visiting Alkermes’ website or by dialing +1 888 843 7419 for U.S. callers and +1 630 652 3042 for international callers. The replay access code is 6037988.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for chronic diseases that include schizophrenia, depression, addiction and multiple sclerosis. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income (loss) adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share should not be considered measures of our liquidity.

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A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: future financial and operating performance, business plans or prospects; the likelihood of continued revenue growth from the company’s commercial products, including the growth of VIVITROL and ARISTADA; the therapeutic and commercial value of the company’s marketed and development products and patient access to such products; expectations concerning the timing and results of clinical development activities, including the timing of the phase 3 clinical trial enrollment completion and data readout for ALKS 3831, the timing of the presentation of ALKS 3831 phase 1 metabolic study data, the phase 1 data readout and timing of development activities for ALKS 4230, the timing of data from the EVOLVE-MS-2 head-to-head gastrointestinal study and the potential $50 million option payment by Biogen, the submission of the NDA for BIIB098, the acceptance of the NDA for ALKS 5461 by the FDA, and the timing of FDA review of the NDA for ALKS 5461; and expectations concerning the timing and results of commercial activities, including the expected launch of ALKS 5461. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the unfavorable outcome of litigation, including so-called “Paragraph IV” litigation and other patent litigation, related to any of our products, which may lead to competition from generic drug manufacturers; data from clinical trials may be interpreted by the FDA in different ways than we interpret it; the FDA may not agree with our regulatory approval strategies or components of our filings, such as clinical trial designs, conduct and methodologies; clinical development activities may not be completed on time or at all; the results of our clinical development activities may not be positive, or predictive of real-world results or of results in subsequent clinical trials; regulatory submissions may not occur or be submitted in a timely manner; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA® and NanoCrystal® are registered trademarks of Alkermes Pharma Ireland Limited; RISPERDAL CONSTA®, INVEGA SUSTENNA®, XEPLION®, INVEGA TRINZA® and TREVICTA® are registered trademarks of Johnson & Johnson; AMPYRA® and FAMPYRA® are registered trademarks of Acorda Therapeutics, Inc.

1AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg is developed and marketed in the U.S. by Acorda Therapeutics, Inc. and outside the U.S. by Biogen Idec, under a licensing agreement with Acorda Therapeutics, as FAMPYRA® (prolonged-release fampridine tablets).

 (tables follow)

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Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2017	2016
Revenues:
Manufacturing and royalty revenues	$138,700	$133,804
Product sales, net	103,941	79,451
License revenues	28,000	—
Research and development revenues	4,729	259
Total Revenues	275,370	213,514
Expenses:
Cost of goods manufactured and sold	38,507	34,957
Research and development	104,490	89,626
Selling, general and administrative	110,896	97,145
Amortization of acquired intangible assets	15,642	15,323
Total Expenses	269,535	237,051
Operating Income (Loss)	5,835	(23,537)
Other Income (Expense), net:
Interest income	1,362	835
Interest expense	(3,192)	(4,896)
Change in the fair value of contingent consideration	5,700	4,800
Other income (expense), net	1,081	(1,515)
Total Other Income (Expense), net	4,951	(776)
Income (Loss) Before Income Taxes	10,786	(24,313)
Provision (Benefit) for Income Taxes	20,575	(3,172)
Net Loss — GAAP	$(9,789)	$(21,141)

Net (Loss) Earnings Per Share:
GAAP net loss per share — basic and diluted	$(0.06)	$(0.14)
Non-GAAP earnings per share — basic	$0.33	$0.15
Non-GAAP earnings per share — diluted	$0.31	$0.15

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	153,865	152,148
Basic — Non-GAAP	153,865	152,148
Diluted — Non-GAAP	160,036	159,212

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(9,789)	$(21,141)
Adjustments:
Share-based compensation expense	20,581	19,783
Amortization expense	15,642	15,323
Depreciation expense	9,575	9,325
Income tax charge related to 2017 income tax reform(1)	21,453	—
Non-cash net interest expense	192	194
Loss on warrants and equity method investments	64	866
Income tax effect related to reconciling items	(1,726)	1,636
Change in the fair value of contingent consideration	(5,700)	(4,800)
Loss on debt refinancing	—	2,075
Non-GAAP Net Income	$50,292	$23,261

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

	Year Ended	Year Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2017	2016
Revenues:
Manufacturing and royalty revenues	$505,308	$487,247
Product sales, net	362,834	256,146
License revenues	28,000	—
Research and development revenues	7,232	2,301
Total Revenues	903,374	745,694
Expenses:
Cost of goods manufactured and sold	154,748	132,122
Research and development	412,889	387,148
Selling, general and administrative	421,578	374,130
Amortization of acquired intangible assets	62,059	60,959
Total Expenses	1,051,274	954,359
Operating Loss	(147,900)	(208,665)
Other Income (Expense), net:
Interest income	4,649	3,752
Interest expense	(12,008)	(14,889)
Change in the fair value of contingent consideration	21,600	7,900
Other expense, net	(9,615)	(2,485)
Total Other Income (Expense), net	4,626	(5,722)
Loss Before Income Taxes	(143,274)	(214,387)
Provision (Benefit) for Income Taxes	14,671	(5,943)
Net Loss — GAAP	$(157,945)	$(208,444)

Net (Loss) Earnings Per Share:
GAAP net loss per share — basic and diluted	$(1.03)	$(1.38)
Non-GAAP earnings (loss) per share — basic	$0.18	$(0.07)
Non-GAAP earnings (loss) per share — diluted	$0.17	$(0.07)

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	153,415	151,484
Basic — Non-GAAP	153,415	151,484
Diluted — Non-GAAP	160,062	151,484

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) is as follows:
Net Loss — GAAP	$(157,945)	$(208,444)
Adjustments:
Share-based compensation expense	83,917	94,396
Amortization expense	62,059	60,958
Depreciation expense	36,464	33,298
Income tax charge related to 2017 income tax reform(1)	21,453	—
Other-than-temporary impairment of equity method investment	10,471	—
Loss on warrants and equity method investments	2,824	2,130
Non-cash net interest expense	770	888
Income tax effect related to reconciling items	(10,622)	2,252
Change in the fair value of contingent consideration	(21,600)	(7,900)
Upfront license option payment to Reset Therapeutics, Inc. charged to R&D expense	—	10,000
Loss on debt refinancing	—	2,075
Non-GAAP Net Income (Loss)	$27,791	$(10,347)

(1) - On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law and has resulted in significant changes to the U.S. corporate income tax system including a federal corporate rate reduction from 35% to 21%.  The change in tax rate and tax law is accounted for in the period of enactment. Therefore, during the period ended December 31, 2017, we recorded a $21.5 million tax expense related to our current estimate of the provisions of the Tax Cuts and Jobs Act of 2017.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2017	2016
Cash, cash equivalents and total investments	$590,716	$619,165
Receivables	233,590	191,102
Inventory	93,275	62,998
Prepaid expenses and other current assets	48,475	39,344
Property, plant and equipment, net	284,736	264,785
Intangible assets, net and goodwill	349,041	411,100
Other assets	197,394	137,929
Total Assets	$1,797,227	$1,726,423
Long-term debt — current portion	$3,000	$3,000
Other current liabilities	288,122	208,993
Long-term debt	278,436	280,666
Deferred revenue — long-term	5,657	7,122
Other long-term liabilities	19,204	17,161
Total shareholders' equity	1,202,808	1,209,481
Total Liabilities and Shareholders' Equity	$1,797,227	$1,726,423

Ordinary shares outstanding (in thousands)	154,009	152,431

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2017, which the company intends to file in February 2018.

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2017 and 2016

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2017	2017	2017	2017	2017
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$60,003	$82,169	$79,443	$78,238	$299,853
AMPYRA/FAMPYRA	29,219	25,256	24,478	38,066	117,019
BYDUREON	12,266	11,635	10,095	11,700	45,696
VIVITROL	58,456	66,071	69,178	75,617	269,322
ARISTADA	18,000	22,685	24,503	28,324	93,512
Key Commercial Product Revenues	177,944	207,816	207,697	231,945	825,402

Legacy Product Revenues (2)	13,191	10,192	8,661	10,696	42,740
License Revenues (3)	—	—	—	28,000	28,000
Research and Development Revenues	643	833	1,027	4,729	7,232
Total Revenues	$191,778	$218,841	$217,385	$275,370	$903,374

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$54,667	$69,578	$73,251	$73,967	$271,463
AMPYRA/FAMPYRA	28,194	40,848	12,897	32,254	114,193
BYDUREON	10,533	12,303	11,554	11,256	45,646
VIVITROL	43,827	47,242	55,804	62,109	208,982
ARISTADA	5,547	10,277	13,998	17,342	47,164
Key Commercial Product Revenues	142,768	180,248	167,504	196,928	687,448

Legacy Product Revenues (2)	12,765	14,305	12,548	16,327	55,945
Research and Development Revenues	1,241	612	189	259	2,301
Total Revenues	$156,774	$195,165	$180,241	$213,514	$745,694

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION and INVEGA TRINZA/TREVICTA.
(2) - Includes legacy product revenues, excluding product revenues sold as part of the Gainesville transaction.
(3) - Includes the upfront payment allocated to the license sold to Biogen in connection with the BIIB098 collaboration.

Alkermes plc and Subsidiaries
2018 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected loss per share on a non-GAAP basis is as follows:

(In millions, except per share data)	Amount	Shares	Loss Per Share
Projected Net Loss — GAAP	$(265.0)	155	$(1.71)
Adjustments:
Non-cash net interest expense	1.0
Income tax effect related to reconciling items	(3.5)
Depreciation expense	42.5
Amortization expense	65.0
Share-based compensation expense	140.0
Projected Net Loss — Non-GAAP	$(20.0)	155	$(0.13)

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.